SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2011 (October 28, 2011)

Education Management Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 562-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

Education Management Corporation (the “Company”) held its 2011 Annual Meeting of Shareholders on October 28, 2011 (the “Annual Meeting”). Set forth below are the matters the shareholders voted on and the final voting results.

Item 1 – Election of Directors

Each of the following ten Directors, who were nominated to hold office for a term of one year and until their respective successors are duly elected and qualified, were elected by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Todd S. Nelson	110,683,780	1,523,992	92.00
Mick J. Beekhuizen	110,642,011	1,565,761	91.96
Samuel C. Cowley	111,670,698	537,074	92.82
Adrian M. Jones	110,232,835	1,974,937	91.62
Jeffrey T. Leeds	110,227,945	1,979,827	91.62
John R. McKernan, Jr.	110,666,710	1,541,062	91.98
Leo F. Mullin	111,634,488	573,284	92.79
Paul J. Salem	110,293,859	1,913,913	91.67
Peter O. Wilde	110,262,963	1,944,809	91.65
Joseph R. Wright	111,670,206	537,566	92.82

Item 2 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012 was ratified by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,884,469	25,521	1,491	0

Item 3 – Advisory vote on executive compensation

The results of the non-binding advisory vote on the compensation paid to the Company’s named executive officers, as described in the Company’s Proxy Statement pertaining to the Annual Meeting, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,061,106	129,841	16,826	703,708

Item 4 – Advisory vote on the frequence of the advisory vote on executive compensation

The results of the non-binding avisory vote on the frequency of the shareholder vote to approve the compensation of the Company’s named executive officers were as follows:

Number of Votes
One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
3,150,982	5,397	109,032,602	18,592	703,908

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION

By:	/s/ J. Devitt Kramer
Name: Title:	J. Devitt Kramer SVP, General Counsel and Secretary

Dated: November 3, 2011